Exhibit 10.7(g)

Execution Version

SIXTH MODIFICATION TO SENIOR SECURED

COMMERCIAL LOAN AGREEMENT

THIS SIXTH MODIFICATION TO SENIOR SECURED COMMERCIAL LOAN AGREEMENT (this “Agreement”) is made as of this 2nd day of February, 2022, by and among: (i) HANKEY CAPITAL, LLC, a limited liability company organized under the laws of the State of California with its principal place of business at 4751 Wilshire Blvd., Suite 110, Los Angeles, California 90010 (the “Lender”); (ii) MM CAN USA, INC., a corporation organized under the laws of the State of California with its principal place of business at 10115 Jefferson Blvd., Culver City, California 90232 (the “Borrower”); (iii) MEDMEN ENTERPRISES INC., a public corporation organized and existing under the laws of British Columbia, Canada with its principal place of business at 10115 Jefferson Blvd., Culver City, California 90232 (the “Guarantor”); and (iv) the “Pledgors” named herein.

W I T N E S S E T H:

WHEREAS, the Borrower is indebted to the Lender under (i) that certain Senior Secured Commercial Loan Agreement dated as of October 1, 2018 (the “Initial Loan Agreement”) as modified by that certain First Modification to Senior Secured Commercial Loan Agreement dated as of April 8, 2019 (the “First Modification”), further modified by that certain Second Modification to Senior Secured Commercial Loan Agreement dated as of January 13, 2020, the “Second Modification”), and further modified by that certain Third Modification to Senior Secured Commercial Loan Agreement dated as of July 2, 2020 (the “Third Modification”) and further modified by that certain Fourth Modification to Senior Secured Commercial Loan Agreement dated as of September 16, 2020 (the “Fourth Modification”), and further modified by that certain Fifth Modification to Senior Secured Commercial Loan Agreement dated as of May 11, 2021 (the “Fifth Modification”, and together with the Initial Loan Agreement, the First Modification, the Second Modification, the Third Modification, and the Fourth Modification, the “Existing Loan Agreement”), each by and among the Lender, the Borrower, the Guarantor and the Pledgors or other parties thereto, and (ii) that certain (A) Second Amended and Restated Senior Secured Term Note in the principal amount of Eighty-Three Million One Hundred Twenty-Three Thousand Two Hundred Ninety-One Dollars ($83,123,291), dated July 2, 2020 (the “2018 Amended and Restated Note”), (B) Secured Term Note in the principal amount of Three Million Dollars ($3,000,000) dated September 14, 2020 (the “September 2020 Secured Term Note”), and (C) Amended and Restated Secured Term Note in the principal amount of Seven Million Seven Hundred Five Thousand Two Hundred Seventy-Nine Dollars ($7,705,279) dated May 11, 2021 (the “May 2021 Amended and Restated Note”, and together with 2018 Amended and Restated Note and the September 2020 Secured Term Note, collectively, the “Notes” and together with (but without duplication of the indebtedness evidenced by the Notes) the loan made to the Borrower pursuant to the Existing Loan Agreement, the “Loans”) which Loans are (a) secured by a pledge of 100% of the equity interests in certain pledged entities made by the Pledgors pursuant to that certain Amended and Restated Pledge of Securities Agreement dated as April 8, 2019 (the “Amended and Restated Pledge Agreement”) and (b) guaranteed by the Guarantor pursuant to that certain Guaranty dated as of October 1, 2018 (the “Guaranty” and together with the Existing Loan Agreement, the Notes, the Amended and Restated Pledge Agreement, and all other Loan Documents executed prior to the date hereof in connection therewith are referred to as the “Current Loan Documents”);

WHEREAS, the parties desire to extend the maturity date of the (i) Loans made in connection with the 2018 Amended and Restated Note from January 31, 2022 to July 31, 2022 (ii) Loans made in connection with the September 2020 Secured Term Note from February 1, 2022 to August 1, 2022, and (iii) Loans made in connection with the May 2021 Amended and Restated Note from February 1, 2022 to August 1, 2022, in each case, subject to the terms and conditions set forth herein;

WHEREAS, in consideration of the extension referred to above, Borrower shall make a prepayment of $20,000,000 in respect of the Loans on or prior to February 2, 2022 and pay a fee of $1,000,000 as provided for herein;

WHEREAS, the 2018 Amended and Restated Note, the September 2020 Secured Term Note, and the May 2021 Amended and Restated Note shall be amended, restated and replaced in their entirety in the forms attached as Exhibit A, Exhibit B, and Exhibit C hereto, respectively, to extend the maturity dates as stated above;

WHEREAS, the parties desire to modify the Existing Loan Agreement as set forth herein; and

NOW THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the sufficiency of such is hereby acknowledged, it is agreed as follows:

(1) Acknowledgment of Facts. All facts of the above-recited preamble are hereby acknowledged as complete and accurate and shall be incorporated into this Agreement as if fully restated herein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Current Loan Documents, as amended by this Agreement. For the avoidance of doubt, other than with respect to Sections 3 and 14 of this Agreement and the use of “Maturity Date” in this Agreement, unless otherwise indicated the term “2018 Amended and Restated Note”, “September 2020 Secured Term Note” and “May 2021 Amended and Restated Note” shall have the meanings assigned to such term in the recitals to this Agreement.

(2) References as Modified.  All references to the “Loan Agreement” in all Current Loan Documents and in all instruments, documents and agreements evidencing, securing or governing the Current Loan Documents and all references to the “Agreement” in the Existing Loan Agreement, in each case, shall be deemed to be references to the Existing Loan Agreement as amended and modified by the First Modification, the Second Modification, the Third Modification, the Fourth Modification, the Fifth Modification and/or hereby. All references to the “Term Notes” or the “Incremental Term Notes”, or the “Notes” in all Current Loan Documents and in all instruments, documents and agreements evidencing, securing or governing the Current Loan Documents shall be deemed to be references to the Notes (including as such Notes may be amended, restated, or otherwise modified from time to time on or after the date hereof).

(3) Amendments to Existing Loan Agreement. Subject to the satisfaction (or waiver in writing by the Lender) of the conditions precedent set forth in Section 7 hereof, the Existing Loan Agreement shall be amended as follows:

(a)	Section 1.01 of the Existing Loan Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“The term “Collateral” shall have the meaning ascribed to such term in the Amended and Restated Pledge Agreement.

“The term “Maturity Date” shall mean:

(i) with respect to the 2018 Amended and Restated Note, July 31, 2022; provided that in the event any Modification Milestone is not satisfied on or prior to March 14, 2022, the Maturity Date in respect of the 2018 Amended and Restated Note shall be March 15, 2022;

(ii) with respect to the May 2021 Amended and Restated Note, August 1, 2022; provided that in the event any Modification Milestone is not satisfied on or prior to March 14, 2022, the Maturity Date in respect of the 2018 Amended and Restated Note shall be March 16, 2022; and

(iii) with respect to the September 2020 Secured Term Note, August 1, 2022; provided that in the event any Modification Milestone is not satisfied on or prior to March 14, 2022, the Maturity Date in respect of the 2018 Amended and Restated Note shall be March 16, 2022.”

“The term “May 2021 Amended and Restated Note” shall mean that certain Second Amended and Restated Senior Secured Term Note in the principal amount of $8,390,052.51, dated February 2, 2022, as the same may be amended, restated, amended and restated, supplemented and or otherwise modified from time to time.”

“The term “Modification Milestone” shall have the meaning ascribed to such term in the Sixth Modification.”

“The term “September 2020 Secured Term Note” shall mean that certain Amended and Restated Senior Secured Term Note in the principal amount of $3,291,149.79, dated February 2, 2022, as the same may be amended, restated, amended and restated, supplemented and or otherwise modified from time to time.”

“The term “Sixth Modification” shall mean that certain Sixth Modification to Senior Secured Commercial Loan Agreement, dated as of February 2, 2022, by and among the Loan Parties and the Lender.”

“The term “Superhero” shall mean Superhero Acquisition, L.P., a Delaware limited partnership.”

“The term “Superhero Letter” shall have the meaning ascribed to such term in the Sixth Modification.”

“The term “Superhero Purchase Definitive Documentation” shall have the meaning ascribed to such term in the Sixth Modification.”

(b)	Amendment to the Definition of 2018 Amended and Restated Note. The definition of “2018 Amended and Restated Note” is hereby amended and restated in its entirety as follows:

“The term “2018 Amended and Restated Note” shall mean that certain Third Amended and Restated Senior Secured Term Note in the principal amount of $102,588,037.65, dated February 2, 2022, as the same may be amended, restated, amended and restated, supplemented and or otherwise modified from time to time.”

(c)	Amendment to the Definition of Obligations. Clause (iii) of the definition of Obligations in the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

“(iii) (x) the Indemnified Liabilities set forth in Section 7.04(b) of this Agreement and (y) the Short-Fall Amount as defined in the Sixth Modification;”

(d)	Section 6.01(j) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

(j) Insolvency. Any Borrower Group Member or Superhero shall fail generally to pay its debts (other than the Obligations) as they mature or shall make an assignment for the benefit of its creditors (other than the Lender) or shall otherwise fail to be Solvent (other than as a result of a maturity of the Obligations).

(e)	Section 6.01(k) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

(k) Bankruptcy. A proceeding in Bankruptcy or for reorganization of a Borrower Group Member or Superhero or for the readjustment of any of Borrower Group Member’s or any of Superhero’s debts under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors now or hereafter existing, shall be commenced by such Borrower Group Member, or Superhero or shall be commenced against such Borrower Group Member or Superhero; provided, however, that such Borrower Group Member and Superhero shall have ninety (90) days during which to dismiss an involuntary petition filed against it before such filing is deemed to be an Event of Default hereunder.

(f)	Section 6.01(l) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

(l) Receiver or Trustee. Except as consented to, or required by, the Lender, a receiver or trustee shall be appointed for a Borrower Group Member or Superhero, or for any substantial part of its assets, or any insolvency or Bankruptcy proceeding shall be instituted for the dissolution of such Borrower Group Member or Superhero or for the full or partial liquidation of the assets of such Borrower Group Member or Superhero and such receiver or trustee shall not be discharged within ninety (90) days of his appointment, or such proceeding shall not be discharged within ninety (90) days of its commencement; provided that the ninety (90) day period provided herein shall not apply to appointments or actions instituted by a Borrower Group Member or Superhero.

(g)	Section 6.01 of the Existing Loan Agreement is hereby amended by adding the following clause (q) at the end of such section:

(q) Superhero Purchase Definitive Documentation. After the execution and delivery thereof, (i) Superhero shall fail to observe or perform any payment obligation or shall be in breach in any material respect of any covenant regarding dispositions, dividends or other transfers of assets, capitalization, ownership of assets, or incurrence of indebtedness under the Superhero Purchase Definitive Documentation or (ii) any written statement, representation or warranty made in the Superhero Purchase Definitive Documentation by Superhero shall prove to have been materially false or misleading when made. or (iii) the validity or enforceability of any of the Superhero Purchase Definitive Documentation shall at any time for any reason be declared to be null and void, or a proceeding shall be commenced by Superhero, or by any Governmental Authority having jurisdiction over Superhero, seeking to establish the invalidity or unenforceability thereof, or Superhero shall deny in writing that the Superhero Purchase Definitive Documentation creates an obligation to consummate, subject to the terms and satisfaction of the conditions contained therein, the Superhero Purchase Obligation.

Section 6.02 of the Existing Loan Agreement is hereby amended by adding the following new clause (g) at the end of such section:

(g) Notwithstanding anything in the Loan Agreement or any other Loan Document to the contrary, but without limiting and in addition to any other rights, options and remedies the Lender has hereunder, the other Loan Documents, the UCC, at law or in equity, if (x) the Obligations have not been paid in full in cash on or before August 1, 2022 and (y) there has been a Forbearance Termination Event, then:

(i) Upon written notice from the Lender to the Borrower that it is electing to exercise the remedy available under this Section 6.02(g)(i), to the extent Lender applies to have a receiver appointed by a court of competent jurisdiction to enforce the rights and remedies of the Lender in order to manage, protect, preserve, sell or dispose the Collateral and to collect all revenues and profits thereof and apply all of the foregoing to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. THE BORROWER, THE GUARANTOR AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OR THE SELECTION OF A RECEIVER AS PROVIDED ABOVE. THE BORROWER, THE GUARANTOR AND EACH OTHER LOAN PARTY (I) GRANTS SUCH WAIVER KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGES THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE LENDER IN CONNECTION WITH THE ENFORCEMENT OF ITS RIGHTS AND REMEDIES HEREUNDER AND THE OTHER LOAN DOCUMENTS, AND (B) ACKNOWLEDGES THAT THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDER TO AGREE TO CERTAIN AMENDMENTS TO THE LOAN DOCUMENTS AND TO CONTINUE TO ALLOW THE LOANS TO REMAIN OUTSTANDING; AND (III) AGREES NOT TO INTERFERE WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL. ANYTHING TO THE CONTRARY IN THIS SECTION 6.02(G) NOTWITHSTANDING, LENDER RETAINS ALL RIGHTS AND REMEDIES IT HAS HEREUNDER, THE OTHER LOAN DOCUMENTS, THE UCC, AT LAW OR IN EQUITY WITH RESPECT TO ANY LOAN PARTY, INCLUDING, WITHOUT LIMITATION, BORROWER AND/OR GUARANTOR AND THE RIGHT TO SEEK THE APPOINTMENT OF A RECEIVER WITH RESPECT THERETO.

(h)	Section 7.04 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

“7.04 Expenses of the Lender; Lender Indemnification.

(a) The Borrower will pay all reasonable and documented out-of-pocket expenses of the Lender (including, without limitation, any expenses constituting Obligations), including reasonable and documented out-of-pocket fees and expenses of legal counsel to the Lender, and such other experts and consultants as the Lender shall deem appropriate, incurred in connection with the preparation, administration, negotiation, amendment, modification, protection and enforcement of this Agreement, any other Loan Document, any warrants, the Superhero Letter and the Superhero Purchase Definitive Documentation and all other agreements and instruments required hereunder or under the Sixth Modification (including, without limitation or duplication, any and all expenses described in clauses (ii) and (v) of the definition of Obligations).

(b) In addition to the payment of expenses pursuant to Section 7.04(a), the Borrower agrees to defend, indemnify, pay and hold harmless, the Lender and the officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents, sub-agents and Affiliates of the Lender, as well as the respective, successors and assigns of the foregoing (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, judgments, damages, penalties, losses, liabilities, costs and reasonable expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) of any kind or nature whatsoever (including, without limitation or duplication, any and all liabilities described in clauses (iii) and (iv) of the definition of Obligations and Section 9 of the Sixth Modification) and whether incurred in connection with any investigative, administrative or judicial proceeding (in each case whether commenced or threatened) and the settlement thereof or otherwise, which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents, the use of such credit, and the administration of such credit, the protecting, taking possession of, collecting, liquidating of otherwise realizing upon any collateral, the enforcement of or exercise of any rights under this Agreement and the other Loan Documents, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all environmental liabilities and reasonable legal costs and reasonable expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents and, for the avoidance of doubt, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) arising in connection with any claim, investigation, litigation or proceeding brought against an Indemnified Person by a Loan Party or any of its Subsidiaries or any other Person (collectively, “Indemnified Liabilities”); provided, that the Borrower shall not be liable for any Indemnified Liabilities to the extent that any such claim, damage, loss, liability, penalty, cost, expense or other Indemnified Liability results from (i) the gross negligence or willful misconduct of that Indemnified Person or any Affiliate of such Indemnified Person, (ii) disputes solely among Indemnified Persons and not arising out of or in connection with any act or omission of any Loan Party or Subsidiary, (iii) illegal conduct of that Indemnified Person (other than any conduct that is the subject of clause (iv) of the definition of Obligations) or (iv) a material breach of this Agreement or the other Loan Documents by such Indemnified Person, in each case as finally determined by a court of competent jurisdiction.

All amounts due under this Section 7.04 shall be payable not later than ten (10) Business Days after written demand therefor that is accompanied by a reasonably detailed invoice provided however such invoices shall not be required to comply with any particular format, may be in summary form only, and may be in redacted form to protect privileged and confidential information.”

(4) Omnibus Amendments to Existing Loan Documents. Any and all references to “MM CAN USA, INC., a Delaware corporation” in the Existing Loan Agreement and/or any other Current Loan Document shall be replaced with “MM CAN USA, INC., a California corporation and/or any and all references to the Borrower as a Delaware corporation in the Existing Loan Agreement and/or any other Current Loan Document shall instead be deemed to reference Borrower as a California corporation.

(5) Application of Payments. Notwithstanding anything to the contrary in Section 2.04 of the Existing Loan Agreement, the prepayment referenced in Section 7(e) of this Agreement shall be applied to the Loans outstanding under the 2018 Amended and Restated Note (as defined in Section 3 of this Agreement).

(6) Replacement Note. Each of the 2018 Amended and Restated Note, the September 2020 Secured Term Note, and the May 2021 Amended and Restated Note shall be amended, restated and replaced in their entirety in the forms attached as Exhibit A, Exhibit B, and Exhibit C hereto, respectively (the “Amended Notes”).

(7) Conditions Precedent to this Agreement. The satisfaction (or waiver in writing by the Lender) of each of the following shall constitute conditions precedent to the effectiveness of this Agreement (such date being the “Modification Effective Date”):

(a)	The Lender shall have received this Agreement duly executed by the parties hereto.

(b)	The Lender shall have received the Amended Notes in the forms attached hereto as Exhibit A, Exhibit B, and Exhibit C, each duly executed by the Borrower.

(c)	All, representations and warranties made by the Borrower in the Current Loan Documents (other than the representation and warranty contained in Section 4.24 of the Current Loan Documents as a result of any maturity of the Obligations) are true and correct in all material respects (provided that any representations and warranties that are by their terms qualified by materiality, Material Adverse Effect or similar qualification shall be true and correct in all respects) as of the date hereof (after giving effect to the waivers, modifications and agreements contained in this Agreement), except for such representations and warranties which are by their terms expressly limited solely to a specific date which are true and correct as of the applicable date (after giving effect to the waivers, modifications and agreements contained in this Agreement).

(d)	After giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing as of the Modification Effective Date, nor shall either result from the consummation of the transactions contemplated herein.

(e)	On or before February 2, 2022, (i) Borrower shall make a prepayment in respect of Obligations owing under the 2018 Amended and Restated Note (as defined in Section 3 of this Agreement) in an aggregate amount of $20,000,000, (ii) Lender shall have received payment of the Extension Fee in accordance with Section 8 of this Agreement and (iii) Lender shall have received payment of all fees, costs, and expenses of Paul Hastings LLP and Blakes, Cassels & Graydon LLP that have been invoiced to the Borrower on or prior to the date hereof, and any other fees, costs and expenses then due and payable pursuant to the Existing Loan Agreement that have been identified by the Lender to the Borrower in writing on February 2, 2022 (it being understood that no such other fees, costs and expenses have been so identified).

(f)	Lender shall have received that certain letter agreement, dated as of February 2, 2022, in favor of Lender (the “Superhero Letter”) executed and delivered by Superhero Acquisition, L.P., a Delaware limited partnership (“Superhero”) regarding Superhero’s obligation to purchase of the outstanding principal balance of the Loans plus accrued and unpaid interest by Superhero (the “Superhero Purchase Obligation”), in the form attached hereto as Exhibit D.

(g)	The delivery of an opinion to Lender from Canadian counsel to the Borrower substantially in the form set forth in Exhibit E.

(8) Extension Fee. Borrower shall pay a $1,000,000 extension fee (the “Extension Fee”) which fee shall be fully earned and nonrefundable on the date hereof and shall be paid to Lender, at the option of the Borrower, either (a) in cash on February 2, 2022, or (b) by the issuance of 8,021,593 of the Guarantor’s Class B Subordinate Voting Shares with a deemed price of US$0.15825 on February 2, 2022 by the issuance of the Guarantor’s Class B Subordinate Voting Shares with a deemed price of US$0.15825 on February 2, 2022 (the “Fee Shares”) in accordance with the following:

(a)	The Fee Shares shall be issued in electronic book entry form in the name of such Persons and in such amounts as Lender (such Persons referred to herein as the “Applicable Lender”) shall direct; provided that each Applicable Lender provides to the Company the same representations and warranties set forth in Section 8(e)-(t) and agrees to the terms and conditions set forth in Section 9 herein, and shall be issued without restriction as to transfer or sale in Canada except for a restriction on transferor sale in Canada imposed by applicable Canadian legislation that prevents transfer or sale in Canada until expiration of the period ending on the date that is four months and day after the date of issuance as and to the extent applicable (the “Lock-Up Period”). Lender and each Applicable Lender shall provide the Company with its registration address.

(b)	The Borrower shall pay to any Applicable Lender an amount equal to any Short-Fall Amount (as defined below) in immediately available funds on the Short-Fall Payment Date (as defined below). The term “Allocated Fee Amount” means the allocable portion of $1,000,000 extension fee allocated to each Applicable Lender. The term “Allocated Fee Shares” means the allocable portion of Fee Shares allocated to each Applicable Lender based on the Allocated Fee Amount. The term “Short-Fall Amount” means for each Applicable Lender, the amount, if any, determined by subtracting from such Applicable Lender’s Allocated Fee Amount, an amount equal to the aggregate net proceeds (after sales fees, commissions and other compensation) from the sale of the applicable Allocated Fee Shares during the period ending on the thirtieth (30th) following the later of the (i) expiration of the Lock-Up Period, (ii) date of the establishment of an account for the benefit of such Applicable Lender that holds in street name such Applicable Lender’s Allocated Fee Shares on which the Registration Statement (as defined below) is declared effective, and (iii) Cleansing Date. If less than all of the Allocated Fee Shares allocated to an Applicable Lender are sold during the foregoing thirty (30) day period, for purposes of calculation of the Short-Fall Amount, the referenced Allocated Fee Amount shall be proportionately reduced by the percentage of Allocated Fee Shares that remain unsold during the thirty (30) day period. The Short-Fall Amount shall be paid in immediately available funds within three (3) business days of written notice (such date, the “Short-Fall Payment Date”) to Borrower setting forth the calculation of the Short-Fall Amount accompanied by back-up documentation with the details of the net proceeds from the sale of the Allocated Fee Shares.

(c)	[Reserved].

(d)	For purposes of this Section 8, the term “Cleansing Date” shall mean the date following the date of the later of the public announcement or release of (i) the Guarantor’s second quarter fiscal year 2022 earnings results, (ii) the closing of the contemplated sale of assets (collectively, the “Florida Assets”) previously identified to the Lender and (iii) in the case additional material non-public information is provided to any Applicable Lender with respect to Guarantor, the mutual agreement made reasonably and in good faith by the Guarantor and the Applicable Lender that such information does not constitute material non-public information. The Guarantor shall provide Lender with written notice of any decision to cease pursuing consummation of the Pending Transaction (the “Abandonment Notice”) as soon as practicable, but no later than the second business day following any such decision. Notwithstanding the forgoing, the Cleansing Date shall be deemed to occur on the date of delivery of any Abandonment Notice unless any Applicable Lender has been provided with additional non-public information by Guarantor.

(e)	The Lender confirms that it:

i.	has such knowledge, sophistication and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Fee Shares;

ii.	is capable of assessing the proposed investment in the Fee Shares as a result of its own experience or as a result of advice received from a person registered under applicable securities legislation;

iii.	is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past, and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable it to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment;

iv.	is aware of the characteristics of the Fee Shares and the risks relating to an investment therein on its own and without reliance on the Company or any of its affiliates or representatives; and

v.	is able to bear the economic risk of loss of its investment in the Fee Shares and is able to afford a complete loss of such investment.

(f)	The Lender understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Fee Shares.

(g)	The Lender understands and acknowledges that no prospectus or registration statement has been filed by the Company with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Fee Shares are being offered in a transaction not involving any public offering within the meaning of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and the Fee Shares are being offered for sale only on a “private placement” basis and that the sale of the Fee Shares is conditional upon such sale being exempt from the registration requirements under applicable United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to purchase for the Fee Shares.

(h)	The Lender understands that it may not be able to resell the Fee Shares except pursuant to a Registration Statement or in accordance with limited exemptions available under applicable securities legislation, regulatory policy and stock exchange rules, and that the Lender is responsible for the Lender’s compliance with applicable U.S. resale restrictions.

(i)	The Lender confirms that neither the Company, nor any of its representative directors, employees, officers, agents, representatives or affiliates, have made any representations (written or oral) to the Lender regarding the future value of the Fee Shares.

(j)	Except as provided for herein, the Lender understands and acknowledges that the Fee Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and that the offer and sale of the Fee Shares to it are being made in reliance upon the exemption from registration provided by the U.S. Securities Act and similar exemptions under applicable state securities laws. The Lender understands and acknowledges that the Fee Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act.

Upon the original issuance of the Fee Shares and until such time as is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates or DRS statements representing the Fee Shares, and all certificates or DRS statements issued in exchange therefor or in substitution thereof, shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR U.S. STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN COMPLIANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED THAT THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE CORPORATION.”

The Lender consents to the Company making a notation on its records or giving instructions to any transfer agent of the Fee Shares in order to implement the restrictions on transfer set forth and described herein.

(k)	At the time the Lender was offered the Fee Shares, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a) under the U.S. Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the U.S. Securities Act. The Lender is acquiring the Fee Shares as principal for its own account and not as agent or trustee for another person (except as agent or trustee where deemed to be purchasing as principal under applicable Securities Laws) and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the resale, distribution or other disposition of such Fee Shares (this representation and warranty not limiting such Lender’s right to sell the Fee Shares pursuant to a registration statement or otherwise in compliance with applicable U.S. federal and state securities laws). The Lender is acquiring the Purchased Securities hereunder in the ordinary course of its business.

(l)	The Lender has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document (other than the annual financial statements, interim financial statements or any other document (excluding offering memoranda, prospectuses or other offering documents) the content of which is prescribed by statute or regulation) describing the business and affairs of the Company, which has been prepared for delivery to and review by prospective investors in order to assist them in making an investment decision in respect of the purchase of Fee Shares.

(m)	The Lender is not purchasing the Fee Shares as a result of any “general solicitation” or “general advertising” (as defined in Regulation D under the U.S. Securities Act), including any advertisement, article, notice or other communication regarding the Fee Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar and has not become aware of any advertisement in printed media of general and regular paid circulation or on radio, television or other form of telecommunication or any other form of advertisement (including electronic display or the Internet) or sales literature with respect to the distribution of the Fee Shares.

(n)	The Lender undertakes and agrees that it will not offer or sell any of the Fee Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirements is available.

(o)	The Lender is not a “control person” of the Company, as that term is defined in the Securities Act (Ontario), will not become a “control person” of the Company by receipt the Fee Shares and currently does not intend to act jointly or in concert with any other person to form a control group in respect of the Company.

(p)	The Lender has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Fee Shares and the merits and risks of investing in the Fee Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(q)	The Lender acknowledges that an investment in the Fee Shares is subject to a number of risk factors. The Lender covenants and agrees to comply with applicable securities legislation, orders or policies concerning the purchase, holding of, and resale of the Fee Shares.

(r)	The Lender shall provide all such information with respect to it as may be required under applicable securities laws and the policies of the Canadian Securities Exchange in connection with the issuance of the Fee Shares, including with respect to eligibility to be issued the Fee Shares.

(s)	The Lender represents that it is not resident in, or located in, or incorporated or organized in, a jurisdiction of Canada.

(t)	The acquisition of the Fee Shares by the Lender is not a transaction or series of transactions involving further purchases and sales in the course of or incidental to a distribution to, or for the benefit of, or as agent for, a person in Canada.

(9) Registration Statement.

(a)	The Guarantor, as soon as reasonably practicable, and in any event within thirty (30) calendar days after the date of this Agreement, shall prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) (at the Guarantor’s sole cost and expense) a registration statement on Form S-1 (the “Registration Statement”) under the U.S. Securities Act covering the resale of all Fee Shares (the “Registrable Securities”) for the account of the Applicable Lenders, provided however, that the Company’s obligation to include any Applicable Lender’s Registrable Securities in the Registration Statement is contingent upon such Applicable Lender furnishing in writing to the Company such information regarding the Applicable Lender, the securities of the Company held by such Applicable Lender and the intended method of distribution of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Applicable Lenders shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. Notwithstanding anything contained herein to the contrary, if the Commission prevents the Company from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the U.S. Securities Act for the resale of the Registrable Securities held by an Applicable Lender or otherwise, the number of Fee Shares to be registered for each Applicable Lender in the Registration Statement shall be reduced pro rata among all such selling securityholders such that the Registration Statement shall register for resale such number of Fee Shares which is equal to the maximum number of Shares as is permitted by the Commission, provided, however, that, prior to reducing the number of shares of Registrable Securities to be registered for resale by any Applicable Lender in such Registration Statement, the Company shall first remove any securities included in such Registration Statement for any Person other than an Applicable Lender. A security shall cease to be a Registrable Security upon sale pursuant to the Registration Statement, Rule 144 under the U.S. Securities Act, or otherwise in a transaction in which the transferee received unlegended securities (the “Effectiveness Period”). Except as provided herein, the Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective with respect to the Fee Shares during the Effectiveness Period. Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, the Company shall use its commercially reasonable efforts to register or qualify or cooperate with the Applicable Lenders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of such jurisdictions within the United States as any Applicable Lender reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the expiration of the Effectiveness Period; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

The Lender, any Applicable Lender and their affiliates (as defined in Rule 144) will be indemnified by the Borrower and the Guarantor for any liability arising from any untrue statement of a material fact contained in the Registration Statement or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, except to the extent such misstatement or omission arises from the information specifically provided by the Lender or Applicable Lender, as applicable, for inclusion in the Registration Statement. The foregoing indemnity shall not inure to the benefit of any Lender, any Applicable Lender and their affiliates from whom the person asserting such liability purchased the Registrable Securities, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Lender, any Applicable Lender and their affiliates to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such liability.

The Lender agrees to cooperate as reasonably requested by the Borrower or the Guarantor in connection with the preparation and filing of the Registration Statement hereunder, and the Guarantor agrees to cooperate as reasonably requested by the Lender to facilitate the disposition of the Registrable Securities, including, without limitation, opinion(s) of counsel as may be reasonably necessary in order for any Applicable Lender to sell any Registrable Securities, and remove, or cause to be removed, the notation of any restrictive legend on any Applicable Lender’s book-entry account maintained by the Guarantor’s transfer agent, and bear all costs associated with the removal of such legend in the Guarantor’s books excluding costs and expenses related to the transfer of any Fee Shares.

(b)	For not more than forty-five (45) days in any ninety (90)-day period or for a total of not more than ninety (90) days in any twelve (12)-month period, the Borrower or the Guarantor may suspend the use of the prospectus included in the Registration Statement contemplated by this Section 9 in the event that the Borrower or the Guarantor determines in good faith that such suspension is necessary to (i) delay the disclosure of material non-public information concerning the Borrower or the Guarantor, the disclosure of which at the time is not, in the good faith opinion of the Borrower or the Guarantor, in the best interests of the Borrower or the Guarantor; (ii)) the occurrence of any event that requires the filing of a post-effective amendment to the Registration Statement under the U.S. Securities Act or the Exchange Act; or (iii) amend or supplement the Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Borrower or the Guarantor shall promptly (1) notify each Applicable Lender in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Applicable Lender) disclose to such Applicable Lender any material non-public information giving rise to an Allowed Delay, (2) advise each Applicable Lender in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (3) use reasonable best efforts to terminate an Allowed Delay as promptly as practicable. The Lender agrees that, upon receipt of any notice from the Borrower or the Guarantor of either (x) the commencement of an Allowed Delay or (y) the discovery that, or upon the happening of any event as a result of which, the prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, Lender will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Lender is advised by the Borrower or the Guarantor that such dispositions may again be made.

(c)	In the case of the registration of Registrable Securities effected by the Guarantor pursuant to this Agreement, the Guarantor shall deliver notice to the Lender upon the occurrence of:

i.	the Registration Statement or any post-effective amendment thereto has become effective;

ii.	the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; and

iii.	the receipt by the Guarantor of any notification with respect to the suspension of the qualification of the Fee Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b)	All expenses incurred by the Guarantor in complying with this Section 9 including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Guarantor, fees and expenses (including legal counsel fees) incurred in connection with complying with state securities or “blue sky” laws. The Borrower shall also reimburse the Applicable Lenders for the fees and disbursements of legal counsel incurred in connection with Registration Statement and the sales of the Fee Shares pursuant thereto which amount shall not exceed $25,000. The Borrower shall also reimburse the Applicable Lenders for fees and expenses in establishing brokerage accounts for the sale of the Allocated Fee Shares.

(10) Conditions Subsequent.

(a)	On or before February 7, 2022, Lender shall have received each of the original, wet-ink signatures of the Amended Notes

(b)	The failure to comply with any of the covenants set forth in this Section 10 within the time frames set forth above shall constitute an immediate Event of Default.

(11) Modification Milestones.

(a)	On or before March 14, 2022, Lender shall have received definitive documentation regarding the Superhero Purchase Obligation duly executed and delivered by Superhero (the “Superhero Purchase Definitive Documentation”), on terms and conditions and in form and substance satisfactory to Lender in its reasonable discretion and the Superhero Purchase Definitive Documentation shall be in full force and effect, the legally valid and binding obligation of Superhero, and enforceable against Superhero in accordance with its terms.

(b)	[Reserved].

(c)	On or before March 14, 2022, Borrower and Superhero shall have obtained all regulatory approvals (including, without limitation, approvals from the Toronto Stock Exchange and NASDAQ) and all consents required for the execution, delivery and performance of the Superhero Purchase Definitive Documentation and shall have delivered evidence of such approvals to Lender in a form that is reasonably satisfactory to Lender.

(d)	Each of the foregoing clauses (a)-(c) are referred to herein as a “Modification Milestone”. The failure to timely comply with any Modification Milestone as set forth in this Section 11 within the time frames set forth above shall constitute an immediate Event of Default.

(12) Mandatory Prepayments.

(a)	Within one Business Day of any Loan Party’s or Subsidiary’s receipt of cash proceeds from their incurrence (after the Modification Effective Date) of debt for borrowed money or other debt obligations evidenced by bonds, debentures, notes, or other similar instruments (other than in connection with a refinancing of the obligations under that certain Fourth Amended and Restated Securities Purchase Agreement, dated as of August 17, 2021 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “SPA”), by and among, inter alios, the Guarantor, the Borrower, the holders party thereto and Superhero) that is either (1) secured by a Lien on the “Collateral” (as defined in the SPA) on a senior or pari passu basis with the Lien of Superhero as Collateral Agent under and as defined in the SPA on such Collateral or (2) is secured by the Lien of Superhero as Collateral Agent under and as defined in the SPA on such Collateral (any such debt, “Applicable Indebtedness”), Borrower shall prepay the Obligations by an amount equal to 100% of such cash proceeds of such Applicable Indebtedness; provided, that, no such prepayment shall be required until the aggregate principal amount of all Applicable Indebtedness incurred, without duplication by the Loan Parties and their Subsidiaries after the Modification Effective Date exceeds $25,000,000, and such prepayment shall only be required with respect to the aggregate principal amount of Applicable Indebtedness in excess of $25,000,000 incurred after the Modification Effective Date. The provisions of this Section 12 shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms of the Existing Loan Agreement.

(b)	Subject to the succeeding sentences contained in this clause (b), on or prior to the date any disposition of the Florida Assets is consummated, Guarantor shall cause the purchaser of the Florida Assets (or such purchaser’s designee) to pay directly to Lender a portion of the aggregate actual proceeds of the purchase price as and when payable in an aggregate amount equal to the least of (i) $37,500,000.00, (ii) the aggregate amount of such proceeds realized by the Guarantor and any Subsidiary in connection such disposition, and (iii) the amount of then outstanding Obligations, in each case, in immediately available funds (and such payment of actual proceeds to the Lender shall be considered (x) in the case of cash proceeds, a dollar for dollar prepayment of outstanding Obligations and (y) in the case of non-cash proceeds, a dollar for dollar prepayment (based on the value thereof determined in accordance with the penultimate sentence of this clause (b)) of outstanding Obligations). Notwithstanding anything to the contrary in this clause (b), it is understood and agreed that (i) sales of inventory in the ordinary course of business, and (ii) so long as such sales do not involve assets with a value of $10,000,000 or more in the aggregate for all such sales in reliance on this clause (ii), other sales of Florida Assets in the ordinary course of business, shall not, in each case, constitute a disposition of the Florida Assets for purposes of this clause (b) unless such disposition (or a series of sales) under clauses (i) and/or (ii) also (1) involve (A) a disposition of the Florida license to operate a vertically integrated Medical Marijuana Treatment Center (“Florida License”), (B) a sale (or a series of sales) or other disposition of all or any material portion of the Florida Assets, (C) a sale or other disposition of any division or business line of the Florida Assets, or (D) a sale (or a series of sales) of assets or other disposition that are material to the operation of the Florida Assets, and/or (2) would not be permitted to be sold in accordance with the SPA as in effect on the Modification Effective Date. In the event that the proceeds of a disposition of Florida Assets (which are required to be paid to the Lender in accordance with this clause (b)) involve a mix of cash and non-cash proceeds, then such proceeds shall be paid to Lender, first from the cash proceeds thereof and second from any non-cash proceeds thereof and (b) with respect to any such non-cash proceeds, the value of such non-cash proceeds shall be as reasonably agreed by Lender and Borrower (it being agreed that the terms of the applicable purchase arrangement will be a component of such determination). Notwithstanding the foregoing, the Lender may in its sole discretion decline to accept any non-cash proceeds of any disposition of the Florida Assets (which otherwise are required to be paid to the Lender in accordance with this clause (b)) and in such event, any such non-cash proceeds declined by the Lender shall not (x) be required to be applied to prepay Obligations, (y) result in a commensurate reduction in the Borrower’s obligations under this Section 12(b) or (z) be applied to the Obligations.

(c)	All prepayments made under this Section 12 shall be applied first to the 2018 Amended and Restated Note (as defined in Section 3).

(d)	The failure to comply with any of the covenants set forth in this Section 12 shall constitute an immediate Event of Default.

(13) Covenants.

(a)	Except for the Florida Assets, Guarantor and each of its Subsidiaries shall not, directly or indirectly, sell, transfer or dispose of any of their respective Equity Interests and/or Licenses that constitute “Collateral” as defined under any Operative Document (as defined the SPA as in effect on the date hereof) (determined without giving effect to any releases of the applicable Lien of Superhero as Collateral Agent under the SPA over such Collateral obtained after the Modification Effective Date).

(b)	Each Loan Party shall consent to any modifications to the Loan Documents as requested by Lender to address the requirements of any regulatory authorities, applicable to Superhero or Tilray (as defined in the Superhero Letter as in effect on the date hereof) substantially in the form of and substance to those amendments to the Existing Agreement (as defined in the SPA) addressing regulatory requirements that Superhero and the Borrower agreed to in connection with the entering into the SPA.

(c)	The Loan Parties and their Subsidiaries shall not incur Subject Debt (as defined below) unless it expressly permits the prepayment set forth in Section 12(b). “Subject Debt” means any Applicable Indebtedness incurred after the Modification Effective Date that does not trigger a prepayment obligation pursuant to Section 12(a).

(d)	Guarantor will file a duly completed Form 72-503F with the Ontario Securities Commission within 10 days after the issuance of the Specified Shares pursuant to the Specified Issuance.

(e)	The failure to comply with any of the covenants set forth in clauses (a), (b) or (c) of this Section 13 shall constitute an immediate Event of Default.

(14) Forbearance. Notwithstanding anything in the Loan Agreement or any other Loan Document to the contrary:

(a)	If any principal balance of the Loans has not been paid in full in cash on or before the applicable Maturity Date (without giving effect to the provisos contained in the definition thereof) (such non-payment of principal a “Maturity Default”) and no other Event of Default (other than Events of Default (any such Event of Default, a “Maturity Related Default”; related to, arising as a result of, a Maturity Default but in no event shall an Event of Default as a result of the Borrower’s failure to pay interest be deemed a Maturity Related Default) has occurred and is continuing (the “Forbearance Trigger”), then in such event Lender agrees it shall forbear from exercising rights and remedies under the Loan Documents until a Forbearance Termination Event (as defined below) subject to the terms and conditions of this Agreement and Borrower’s compliance with the following milestones:

i.	the Borrower shall promptly, and in any event within five (5) days of such the Forbearance Trigger, deliver to Lender a detailed plan (the “Borrower’s Plan”) outlining the Borrower’s plan for a refinancing or sale (or sales) that includes the Pledgors and the Pledged Entities (or their business) in a transaction (or a series of transactions) that shall substantially concurrently with the consummation thereof pay all Obligations (other than contingent indemnity and expense reimbursement obligations for which claims have not been made) in full in cash on or prior to the date that is 120 days from the Forbearance Trigger; provided that such date shall be extended for 60 days in the event the sole unsatisfied material condition to closing a sale is regulatory approval. If the Lender, in its sole discretion, is not satisfied with the Borrower’s Plan or if Borrower does not deliver to Lender a Borrower’s Plan within the time frame set forth above, the Borrower shall abide by the following milestones:

(1)	By no later than the earlier of 15 days from the Forbearance Trigger and August 15, 2022, Borrower shall (x) have retained an investment banker reasonably acceptable to Lender (such investment banker, or any replacement investment banker reasonably acceptable to Lender engaged on terms and pursuant to documentation reasonably satisfactory to Lender, the “Investment Banker”), on terms and pursuant to an agreement reasonably satisfactory to Lender (such date of retention, the (“Investment Banker Retention Date”), and shall continue to engage the Investment Banker to pursue (i) the sale of all or substantially all of the equity or assets of any Pledgor or any Pledged Entity in a transaction that pays and/or (ii) a refinancing of the Obligations, in each case, to pay all Obligations substantially concurrently with the consummation thereof (other than contingent indemnity and expense reimbursement obligations for which claims have not been made) in full in cash or is otherwise acceptable to Lender and shall not (i) terminate any Investment Banker’s engagement, (ii) materially breach the terms of any Investment Banker’s engagement letter resulting in a termination of the engagement letter, or (iii) agree to any material reduction or modification of the scope of duties of any Investment Banker, in each case, without the prior consent of the Lender (not to be unreasonably withheld); and (y) presented a timeline to the Lender for the sales process and/or refinancing process, in form and substance reasonably satisfactory to Lender.

(2)	By no later than 30 days from the Investment Bank Retention Date, the Investment Banker shall have (x) provided the Lender with a draft information memorandum, and (y) commenced a marketing process in respect of the sale and/or refinancing process. Borrower shall provide to the Lender, as reasonably requested in writing, a list of prospective purchasers already contacted or to be contacted (including, without limitation, a list of all inbound inquiries as of such date) together with a status update with respect to such purchasers and commentary of the Investment Banker with respect thereto and/or a status update on the process.

(3)	Following the preparation and finalization thereof, Borrower shall provide to the Lender (x) any materials to be provided to prospective purchasers in respect of a sale and (y) access to any data room established in connection with a sale, in each case, to the extent reasonably requested by the Lender in writing.

(4)	By no later than 60 days from the Investment Banker Retention Date, initial indications of interest shall be due in connection with the sale and/or refinancing process (the “IOI Date”).

(b)	At all times after the occurrence of any Maturity Default (the “Marketing Period”) the Borrower shall continue to abide by and comply with all of the terms of the Loan Agreement and the other Loan Documents, including, without limitation, all of the affirmative covenants set forth in Article V of the Loan Agreement (including, without limitation, all financial reporting and the payment of interest as when due under the Notes) as if the Maturity Date had not occurred and Borrower shall continue to pay interest accrued thereafter in accordance with the Notes. Failure to make such payments of interest accruing after the occurrence of an applicable Maturity Default as and when due shall constitute an immediate Event of Default.

(c)	So long as (i) no Event of Default (other than any Maturity Default or any Maturity Related Default) has occurred and continuing and (ii) the Borrower abides by all covenants and other terms set forth in this Agreement, the Loan Agreement, and the other Loan Documents throughout the Marketing Period (including the timeline and milestones set forth in clauses (a) and (b) above), the Lender agrees that, the Lender shall not enforce any of its rights and remedies (including the charging of an additional five percent (5%) per annum in excess of the applicable interest rate) under the Loan Documents against the Loan Parties or their assets (the “Forbearance”), solely to the extent there has not been a Forbearance Termination Event.

(d)	The existence or occurrence of any of the following events or circumstances shall constitute a termination event with respect to the Forbearance (each, a “Forbearance Termination Event”):

(A) the existence or the occurrence and continuation of any Event of Default under the Loan Agreement, this Agreement or any other Loan Document, other than any Maturity Default or Maturity Related Default; or

(B) a failure by the Borrower or any Loan Party to comply with or perform any of the milestones set forth in clauses (a) and (b) above or in the Borrower’s Plan, if the Lender approves of the Borrower’s Plan in accordance with clause (a) above; or

(C) the occurrence of the earlier of (1) 120 days from the Forbearance Trigger; provided that such 120 period shall be extended for 60 days if the sole unsatisfied condition to closing for a sale is regulatory approval and (2) December 31, 2022 without the Obligations having been repaid in full in cash.

(e)	Upon the occurrence of a Forbearance Termination Event, (A) the Forbearance and all agreements set forth in clause (c) above shall terminate automatically and be of no further force or effect, and (B) subject to the terms of the Loan Documents and applicable law, the Lender shall be free in its sole and absolute discretion, without limitation, to proceed to enforce any or all of its rights and remedies set forth in the Loan Agreement, the other Loan Documents and applicable law (including the right to apply for and have a receiver appointed by a court of competent jurisdiction in accordance with Section 6.02(g) of the Loan Agreement). In furtherance of the foregoing, each Loan Party acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Lender under the Loan Documents and applicable law with respect to the Borrower or any other Loan Party shall continue to be available to the Lender. For the avoidance of doubt, each Loan Party acknowledges and confirms that the agreement of the Lender temporarily to forbear shall not apply to nor preclude any remedy available to the Lender in connection with any proceeding commenced under the Bankruptcy Code or any other insolvency laws, including, without limitation, to any relief in respect of adequate protection or relief from any stay imposed under such law.

(15) Full Force and Effect. The terms and conditions of the Current Loan Documents, the Letter Agreements and the Notes shall remain the same and in full force and effect, except as specifically modified or waived herein (or as replaced hereby). The terms of this Agreement and the Notes shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. This Agreement is a Loan Document.

(16) No Representation by Lender. The provisions of this Agreement shall apply only to the indebtedness evidenced by the Existing Loan Agreement and the Notes, and shall not affect any other obligation or indebtedness owed to the Lender by the Borrower. Except as expressly set forth herein, the Lender makes no representations or covenants regarding the status of such other obligations or indebtedness, or any action or inaction in connection therewith.

(17) Reaffirmation of Obligations. Each Loan Party hereby (a) acknowledges and reaffirms its obligations owing Lender under the Existing Loan Agreement, the Notes, and all other Current Loan Documents to which it is a party, (b) agrees that the Existing Loan Agreement, the Notes, and any other Current Loan Documents to which it is a party is and shall remain in full force and effect, and (c) ratifies and reaffirms the validity and enforceability of the Existing Loan Agreement, the Notes and all other Current Loan Documents notwithstanding the parties’ mutual mistake of referencing the Borrower as a Delaware corporation instead of as a California corporation.

(18) Reaffirmation of Collateral. The Borrower hereby confirms to the Lender that it is and remains unconditionally indebted to the Lender for all amounts owed under the Loan, and that it has no claims, causes of action, defense, offset, recoupment or counterclaims whatsoever, in law or equity, in connection with this Agreement, the Existing Loan Agreement, as modified hereby, the Notes, the Warrants, or any documents or agreements referenced therein or executed in connection therewith, including but not limited to the enforcement or administration thereof. Each of the Borrower and: (i) Project Compassion NY, LLC; (ii) MMOF SD, LLC; (iii) MMOF Venice, LLC; (iv) MMOF Downtown Collective, LLC; (v) MMOF BH, LLC; and (vi) MMOF Vegas 2, LLC ((i) through (vi), the “Pledgors”) each hereby further confirms that the execution and delivery of this Agreement does not in any way affect the existing security interest created by the Amended and Restated Pledge Agreement or the first priority of the existing security interest, and each of the Borrower and the Pledgors hereby acknowledges such security interest continues to be a valid and existing first priority lien upon the Collateral.

(19) Reaffirmation of Covenants. The Borrower reaffirms and agrees to perform and observe all affirmative covenants and negative covenants contained in the Current Loan Documents as modified hereby.

(20) Reaffirmation of Guaranty. The Guarantor hereby acknowledges, agrees and reaffirms (i) the Guaranty in its entirety, and (ii) that it is unconditionally indebted to the Lender as set forth in the Guaranty, without defense, offset or counterclaim.

(21) No Release.  Nothing contained herein shall operate to release the Borrower, the Pledgors, the Guarantor or any other obligor from its liability to pay the Notes, and to keep and perform the terms, conditions, obligations and agreements contained in the Current Loan Documents (as amended or waived by this Agreement) and in all other documents relating to and securing repayment of the Notes.

(22) Release.

(a)	Effective on the date hereof, Borrower and each Borrower Group Member, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys (in each case, solely in their capacity as such), and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Lender, each of its respective Affiliates, and each of its respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any the Lender would be liable if such persons or entities were found to be liable to Borrower or such Borrower Group Member (each a “Releasee” and collectively, the “Releasees”), from any and all past and present, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower or such Borrower Group Member ever had from the beginning of the world, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Existing Loan Agreement, any other Current Loan Document, or to any acts or omissions of any such Releasee with respect to the Existing Loan Agreement or any other Current Loan Document, or to the lender-borrower relationship evidenced by the Current Loan Documents and which are, in each case, based on facts, events, or omissions occurring prior to the date hereof, and specifically excluding the duties and obligations of such Releases after the date of this Agreement set forth in this Agreement, the Existing Loan Agreement, and the Current Loan Documents. As to each and every Claim released hereunder, Borrower and each Borrower Group Member hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

As to each and every Claim released hereunder, Borrower and each Borrower Group Member also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Borrower and each Borrower Group Member acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Borrower and each Borrower Group Member understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)	Borrower and each Borrower Group Member, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys (in each case, solely in their capacity as such) and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. Borrower and each Borrower Group Member further ratify and affirm the validity and enforceability of the Existing Loan Agreement and the other Current Loan Documents and the obligations thereunder, including the validity, priority, and enforceability of Lender’s Lien on the collateral under the Existing Loan Agreement or the other Current Loan Documents.

(23) Fifth Modification Fee. Anything to the contrary in the Fifth Modification notwithstanding, the Modification Fee shall be payable-in-kind on the Modification Effective Date, by adding such amount to the outstanding principal amount of the Loans on a pro rata basis across the Loans outstanding under the Amended Notes and such amounts shall accrue interest at the rate applicable to such Loans.

(24) Representations. (1) In the case of clauses (a) through (e) of this Section 24, the Borrower, Guarantor and each Pledgor represents and warrants and (2) in the case of clauses (f) through (k) of this Section 24, the Guarantor represents and warrants:

(a)	All representations and warranties (other than the representation and warranty contained in Section 4.24 of the Current Loan Document as a result of any maturity of the Obligations) made by the Borrower in the Current Loan Documents are true and correct in all material respects as of the date hereof (after giving effect to the waivers, modifications and agreements contained in this Agreement) (provided that any representations and warranties that are by their terms qualified by materiality, Material Adverse Effect or similar qualification shall be true and correct in all respects), except for such representations and warranties which are by their terms expressly limited solely to a specific date which are true and correct as of the applicable date (after giving effect to the waivers, modifications and agreements contained in this Agreement).

(b)	After giving effect to this Agreement, no Event of Default (including, without limitation, in respect of Section 5.02(r) and (s)) shall have occurred and be continuing as of the Modification Effective Date.

(c)	It has the power and authority, and has taken all requisite action, to execute, deliver and perform the terms of this Agreement, and to execute and deliver all documents and instruments required or contemplated to be furnished in connection therewith.

(d)	Except, in each case, to the extent restricted by that certain SPA it has the power and authority to pay, assign and otherwise direct a portion of any purchase consideration for the Florida Assets in an amount equal to $37,500,000.00 in cash to Lender; no other Person has any claim or right to the any purchase consideration for the Florida Assets, including without limitation, the proceeds of any sale of the Florida Assets, are free and clear of any lien, encumbrance or adverse claim. The Florida Assets are free and clear of any lien, encumbrance or adverse claim other than the liens, encumbrances and claims in favor of Superhero as Collateral Agent under and as defined in the SPA and/or the holders thereunder.

(e)	As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and each other Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Organization Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

(f)	The issuance of the Fee Shares (the “Specified Shares”) pursuant to section 8(b) (the “Specified Issuance”) will not constitute a “distribution from British Columbia” within the meaning of applicable securities laws of the province of British Columbia, including BC Interpretation Note 72-202 – Distribution of Securities to Persons Outside British Columbia.

(g)	The Guarantor’s mind and management is not located within British Columbia.

(h)	The Guarantor’s head office and the residences of the Guarantor’s key officers and directors are located outside of British Columbia.

(i)	The business of the Guarantor is not administered from, and the operations of the issuer are not conducted in, British Columbia.

(j)	No acts, advertisements, solicitations, conduct or negotiations in furtherance of the Specified Issuance have taken place or will take place in British Columbia.

(k)	Provided that such trade is not a “control distribution” (as defined in Section 1.1 of National Instrument 45-102 – Resale of Securities), the first trade in the Specified Shares by Hankey is not subject to the prospectus requirements of the Securities Act (Ontario) or the Securities Act (British Columbia), together with the regulations and rules made thereunder, and no prospectus is required nor are any other documents required to be filed, proceedings taken, or approvals, permits, consents, orders or authorizations of regulatory authorities obtained under such securities laws to permit such trade through registrants registered under such securities laws who comply with such applicable laws or in circumstances in which there is an exemption from the registration requirements of such securities laws.

(l)	It shall be an immediate Event of Default if any statement, representation, or warranty made in clauses (a) –(e) above proves to be untrue in any material respect as of the date of issuance or making or deemed making thereof.

(25) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of law principles that would result in the application of the laws of any other jurisdiction.

(26) Waiver of Jury Trial; Consent to Jurisdiction. The terms of Section 7.14 and Section 7.15 of the Existing Loan Agreement with respect to waiver of jury trial and consent to jurisdiction are herein incorporated by reference, mutatis mutandis, and the parties hereto agree to such terms.

(27) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile, email or other means of electronic communication, including by PDF file or electronically transmitted signatures, shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement.

(28) Captions. The articles and section captions are inserted herein only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any such article or section, or in any way affect this Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

THE LENDER:

HANKEY CAPITAL, LLC

By:	/s/ Don R. Hankey
	Name:	Don R. Hankey
	Title:	Manager

THE BORROWER:

MM CAN USA, INC.

By:	/s/ Michael Serruya
	Name:	Michael Serruya
	Title:	Chief Executive Officer

THE GUARANTOR:

MEDMEN ENTERPRISES INC.

By:	/s/ Michael Serruya
	Name:	Michael Serruya
	Title:	Chief Executive Officer

THE PLEDGORS:

PROJECT COMPASSION NY, LLC

By:	/s/ Michael Serruya
	Name:	Michael Serruya
	Title:	Authorized Signatory

[Signature pages continues on next page]

MMOF SD, LLC

By:	/s/ Michael Serruya
	Name:	Michael Serruya
	Title:	Authorized Signatory

MMOF VENICE, LLC

By:	/s/ Michael Serruya
	Name:	Michael Serruya
	Title:	Authorized Signatory

MMOF DOWNTOWN COLLECTIVE, LLC

By:	/s/ Michael Serruya
	Name:	Michael Serruya
	Title:	Authorized Signatory

MMOF BH, LLC

By:	/s/ Michael Serruya
	Name:	Michael Serruya
	Title:	Authorized Signatory

MMOF VEGAS 2, LLC

By:	/s/ Michael Serruya
	Name:	Michael Serruya
	Title:	Authorized Signatory

exhibit a

Amended and Restated Secured Term Note

[See Attached]

A-1

a California Finance Lender
Department of Business Oversight License No. 6038812

THIRD AMENDED AND RESTATED SENIOR SECURED TERM NOTE

THIS THIRD AMENDED AND RESTATED SENIOR SECURED TERM NOTE AMENDS AND RESTATES THAT CERTAIN AMENDED AND RESTATED SENIOR SECURED TERM NOTE DATED JULY 2, 2020.

$102,588,037.65	February 2, 2022

FOR VALUE RECEIVED, the undersigned MM CAN USA, INC., a California corporation having an office at 10115 Jefferson Blvd., Culver City, California 90232 (the “Borrower”), promises to pay to the order of HANKEY CAPITAL, LLC, a California limited liability company (the “Lender”), at its offices at 4751 Wilshire Blvd., Suite 110, Los Angeles, California 90010 or at such other place as the Lender may from time to time designate, the principal sum of $102,588,037.65 (which principal sum includes an extension fee in the amount of $895,333.42 and which such principal sum shall be increased by any interest which is (or previously has been) paid-in-kind in accordance with the terms of this Note), plus interest thereon, payable at a rate and in the manner provided in Sections 1 and 2 of this Third Amended and Restated Senior Secured Term Note (this “Note”), together with all taxes assessed upon said sum against the holder hereof, and any costs and expenses, including reasonable attorneys’ fees incurred in the collection of this Note. Said amounts of principal, interest, fees, costs and expenses are collectively referred to in this Note as the “Entire Note Balance.”

This Note is issued pursuant to the terms and conditions of, and is subject to the provisions, and entitled to the benefits of, that certain Senior Secured Commercial Loan Agreement, dated as of October 1, 2018 (as modified by that certain First Modification to Senior Secured Commercial Loan Agreement, dated as of April 8, 2019, that certain Second Modification to Senior Secured Commercial Loan Agreement, dated as of January 13, 2020, that certain Third Modification to Senior Secured Commercial Loan Agreement, dated as of July 2, 2020, that certain Fourth Modification to Senior Secured Commercial Loan Agreement, dated as of September 16, 2020, that certain Fifth Modification to Senior Secured Commercial Loan Agreement, dated as of May 11, 2021, and that certain Sixth Modification to Senior Secured Commercial Loan Agreement, dated as of the date hereof, each by and among the Lender, the Borrower and the other parties named therein, and as may be further modified from time to time, the “Loan Agreement”), which is incorporated herein as if reproduced verbatim and in its entirety. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Loan Agreement.

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1. Interest Rate; Amendment Fee. The Borrower agrees to pay principal and all interest which accrues on the unpaid balance of this Note from the date the proceeds of this Note are disbursed until such time as the obligations evidenced hereunder have been paid in full. This Note shall mature on July 31, 2022, provided that in the event any Modification Milestone is not satisfied on or prior to March 14, 2022, this Note shall mature on March 15, 2022 (the “Maturity Date”). Effective as of January 13, 2020 until February 29, 2020, the outstanding principal balance of $77,675,000 shall bear interest at the fixed rate of fifteen and one-half percent (15.5%) per annum, of which (a) twelve percent (12.0%) shall be payable monthly in cash based on the outstanding principal, and (b) three and one-half percent (3.5%) shall accrue monthly to the outstanding principal as payment-in-kind. Effective as of March 1, 2020 and until July 2, 2021, the outstanding principal balance of this Note shall bear interest at the fixed rate of fifteen and one-half percent (15.5%) per annum, all of which shall accrue monthly to the outstanding principal as payment-in-kind. Commencing on July 2, 2021 until the Maturity Date, the outstanding principal balance of this Note shall bear interest at the fixed rate of fifteen and one-half percent (15.5%) per annum, of which (x) seven and three-quarters percent (7.75%) shall be payable monthly in cash based on the outstanding principal, and (y) the remaining seven and three-quarters percent (7.75%) shall accrue monthly to the outstanding principal as payment-in-kind. Notwithstanding anything to the contrary contained herein, in the event that, at any time after the date hereof, Internal Revenue Code Section 280E reform is enacted with respect to the cannabis industry in a manner that would eliminate the additional tax burden placed on Borrower and its subsidiaries, all of the interest accruing after the enactment date of such reform shall be payable in cash in accordance with Section 2 hereof. After the Maturity Date, the outstanding principal balance of this Note shall continue to bear interest at the fixed rate of fifteen and one-half percent (15.5%) per annum, of which (x) seven and three-quarters percent (7.75%) shall be payable monthly in cash based on the outstanding principal, and (y) the remaining seven and three-quarters percent (7.75%) shall accrue monthly to the outstanding principal as payment-in-kind, plus an additional five percent (5.0%) per annum in excess of such rate, such additional interest to be paid in cash and compounding monthly. In the event of the occurrence of an Event of Default, the applicable interest rate shall be increased by five percent (5.0%) per annum, such increased interest to be paid in cash and compounding monthly. Interest shall be calculated on the basis of a 360-day year counting the actual number of days elapsed. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

2. Payments. Except as set forth in Section 1, the Borrower shall pay all accrued and unpaid interest payable in cash, in amounts that may vary, monthly, on the first (1st) day of each calendar month, or as otherwise invoiced by the Lender, until such time as the obligations evidenced hereunder have been paid in full. Whenever any cash payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day. All payments called for in this Note shall be made in lawful money of the United States of America. If made by check, draft or other payment instrument, such check, draft or other payment instrument shall represent immediately available funds. In the holder’s discretion, any payment made by a check, draft or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder.

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3. Prepayment. Except for prepayments of this Note required under Section 5.02(t) of the Loan Agreement, the Borrower may prepay this Note in whole or in part at any time upon fifteen (15) days’ prior written notice to the Lender. Any partial prepayment shall be applied in the order of priority set forth in Section 5 hereof and then against the principal amount outstanding in the inverse order of maturity, and shall not postpone the due date of any subsequent monthly payments of interest, unless the Lender shall otherwise agree in writing.

4. Non-Revolving. This is not a revolving note. Amounts repaid or prepaid may not be re-borrowed.

5. Application of Payments. Payments made hereunder will be applied first to fully pay any outstanding late charges or fees, then to fully pay reasonable documented costs and expenses actually incurred by holder in collecting the Note or in sustaining and/or enforcing any security granted to secure this Note, then to fully pay accrued interest and the remainder will be applied to the outstanding principal balance. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Lender may apply payments in such order of priority as the Lender may choose, in its sole discretion.

6. Maximum Legal Rate. It is the intent of the Lender and the Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, the Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled, and, if received by the Lender, shall be refunded to the Borrower without interest.

7. Default. Upon the occurrence of any Event of Default, the Entire Note Balance shall, at the option of the Lender, become immediately due and payable without notice or demand.

8. Delay in Enforcement. The liability of the Borrower or any co-maker, endorser or guarantor under this Note is unconditional and shall not be affected by any extension of time, renewal, waiver or any other modification whatsoever, granted or consented to by the Lender. Any failure by the Lender to exercise any right it may have under this Note is not a waiver of the Lender’s rights to exercise the same or any other right at any other time.

9. Waiver of Protest; Jury Trial Waiver. The Borrower, and any other parties to this Note, whether maker, endorser or guarantor, waive presentment, notice of dishonor and protest. The Borrower (by execution and delivery of this Note) and the holder of this Note (by acceptance of this Note) agree that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by or against the Borrower or the holder of this Note, or any successor or assign of the Borrower or the holder of this Note, on or with respect to this Note or any of the other Loan Documents, or which in any way relates, directly or indirectly, to the obligations of the Borrower to the holder of this Note under this Note or any of the other Loan Documents, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BORROWER AND THE HOLDER OF THIS NOTE EACH HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

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10. Notices. Any notice or demand required or permitted by or in connection with this Note shall be given in the manner specified in the Loan Agreement for the giving of notices under the Loan Agreement. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the Borrower shall be considered to be effective upon the receipt thereof by the Borrower regardless of the procedure or method utilized to accomplish delivery thereof to the Borrower.

11. Assignability. This Note may only be assigned by the Lender or by any holder to the extent permitted by the stated terms of the Loan Agreement.

12. Binding Nature. This Note shall inure to the benefit of and be enforceable by the Lender and the Lender’s successors and assigns, and shall be binding and enforceable against the Borrower and the Borrower’s successors and assigns.

13. Invalidity. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

14. Choice of Law. The laws of the State of California (the “Governing State”) (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation and enforceability of this Note, and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Note or which occurred or were to occur as a direct or indirect result of this Note having been executed.

15. Consent to Jurisdiction; Agreement as to Venue. The Borrower irrevocably consents to the non-exclusive jurisdiction of any state or federal court (if a basis for federal jurisdiction exists) located in the Governing State. The Borrower agrees that venue shall be proper in any state or federal court located in the Governing State and waives any right to object to the maintenance of a suit in any of the state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

16. Interpretation; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout, and defined terms not specifically defined herein shall have the same meaning as provided by the terms of the Loan Agreement. The section headings are for convenience only and are not part of this Note.

17. Actions against Holder. Any action brought by the Borrower against the holder of this Note which is based, directly or indirectly, on this Note or any matter in or related to this Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in the courts of the Governing State. The Borrower agrees that any forum other than the Governing State is an inconvenient forum and that a suit brought by the Borrower against the holder of this Note in a court of any state other than the Governing State should be forthwith dismissed or transferred to a court located in the Governing State by that Court.

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18. Other Obligations. To the extent the Entire Note Balance is reduced or paid in full by reason of any payment to the Lender by any accommodation maker, endorser or guarantor, and all or any part of such payment is rescinded, avoided or recovered from the Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy or reorganization of the accommodation maker, endorser or guarantor, the amount of such rescinded, avoided or returned payment shall be added to or, in the event the Note has been previously paid in full, shall revive the principal balance of this Note, upon which interest may be charged at the applicable rate set forth above.

19. Amended and Restate Note. The Borrower acknowledges and agrees that this Note is given in replacement of and in substitution for, but not in payment of, a prior Second Amended and Restated Note dated July 2, 2020 in the principal amount of $83,123,291.00, given by the Borrower in favor of the Lender (the “Prior Note”), and that: any and all liens, pledges, assignments and security interests securing the Borrower’s obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged by the Borrower to secure, among other things, all of the Borrower’s obligations to the Lender under this Note, with the same priority, operation and effect as that relating to the obligations under the Prior Note.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Borrower has duly executed this Third Amended and Restated Senior Secured Term Note as of the date first above written.

BORROWER:

MM CAN USA, INC.,
a California corporation

By:
	Name:	Zeeshan Hyder
	Title:	CFO

6

exhibit B

Amended and Restated Secured Term Note

[See Attached]

B-1

a California Finance Lender
Department of Business Oversight License No. 6038812

AMENDED AND RESTATED SECURED TERM NOTE

THIS AMENDED AND RESTATED SECURED TERM NOTE AMENDS AND RESTATES THAT CERTAIN SECURED TERM NOTE DATED SEPTEMBER 16, 2020.

$3,291,149.79	February 2, 2022

FOR VALUE RECEIVED, the undersigned MM CAN USA, INC., a California corporation having an office at 10115 Jefferson Blvd., Culver City, California 90232 (the “Borrower”), promises to pay to the order of HANKEY CAPITAL, LLC, a California limited liability company (the “Lender”), at its offices at 4751 Wilshire Blvd., Suite 110, Los Angeles, California 90010 or at such other place as the Lender may from time to time designate, the principal sum of $3,291,149.79 (which principal sum includes an extension fee in the amount of $29,489.55 and which such principal sum shall be increased by any interest which is (or previously has been) paid-in-kind in accordance with the terms of this Note), plus interest thereon, payable at a rate and in the manner provided in Sections 1 and 2 of this Senior Secured Term Note (this “Note”), together with all taxes assessed upon said sum against the holder hereof, and any costs and expenses, including reasonable attorneys’ fees incurred in the collection of this Note. Said amounts of principal, interest, fees, costs and expenses are collectively referred to in this Note as the “Entire Note Balance.”

This Note is issued pursuant to the terms and conditions of, and is subject to the provisions, and entitled to the benefits of, that certain Senior Secured Commercial Loan Agreement, dated as of October 1, 2018 (as modified by that certain First Modification to Senior Secured Commercial Loan Agreement, dated as of April 8, 2019, that certain Second Modification to Senior Secured Commercial Loan Agreement, dated as of January 13, 2020 that certain Third Modification to Senior Secured Commercial Loan Agreement, dated as of July 2, 2020, that certain Fourth Modification to Senior Secured Commercial Loan Agreement, dated as of September 16, 2020, that certain Fifth Modification to Senior Secured Commercial Loan Agreement, dated as of May 11, 2021, and that certain Sixth Modification to Senior Secured Commercial Loan Agreement, dated as of the date hereof, each by and among the Lender, the Borrower and the other parties named therein, and as may be further modified from time to time, the “Loan Agreement”), which is incorporated herein as if reproduced verbatim and in its entirety. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Loan Agreement.

1

20. Interest Rate. The Borrower agrees to pay principal and all interest which accrues on the unpaid balance of this Note from the date the proceeds of this Note are disbursed until such time as the obligations evidenced hereunder have been paid in full. This Note shall mature on August 1, 2022, provided that in the event any Modification Milestone is not satisfied on or prior to March 14, 2022, this Note shall mature on March 16, 2022 (the “Maturity Date”). Commencing on the date hereof until the Maturity Date, the outstanding principal balance of this Note shall bear interest at the fixed rate of eighteen percent (18.0%) per annum, of which (x) twelve percent (12.0%) shall be payable monthly in cash based on the outstanding principal, and (y) the remaining six percent (6.0%) shall accrue monthly to the outstanding principal as payment-in-kind. After the Maturity Date, the outstanding principal balance of this Note shall continue to bear interest at the fixed rate of eighteen percent (18%) per annum, of which (x) twelve percent (12%) shall be payable monthly in cash based on the outstanding principal, and (y) the remaining six percent (6%) shall accrue monthly to the outstanding principal as payment-in-kind, plus an additional five percent (5.0%) per annum in excess of such rate, such additional interest to be paid in cash and compounding monthly. In the event of the occurrence of an Event of Default, the applicable interest rate shall be increased by five percent (5.0%) per annum, such increased interest to be paid in cash and compounding monthly. Interest shall be calculated on the basis of a 360-day year counting the actual number of days elapsed. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

21. Payments. Except as set forth in Section 1, the Borrower shall pay all accrued and unpaid interest payable in cash, in amounts that may vary, monthly, on the first (1st) day of each calendar month, or as otherwise invoiced by the Lender, until such time as the obligations evidenced hereunder have been paid in full. Whenever any cash payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day. All payments called for in this Note shall be made in lawful money of the United States of America. If made by check, draft or other payment instrument, such check, draft or other payment instrument shall represent immediately available funds. In the holder’s discretion, any payment made by a check, draft or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder.

22. Prepayment. The Borrower may prepay this Note in whole or in part at any time upon fifteen (15) days’ prior written notice to the Lender; provided that no such prepayment may be made in the event any principal, interest, fees, costs and expenses are then due under the Amended and Restated Note (as defined below). Any partial prepayment shall be applied in the order of priority set forth in Section 5 hereof and then against the principal amount outstanding in the inverse order of maturity, and shall not postpone the due date of any subsequent monthly payments of interest, unless the Lender shall otherwise agree in writing.

23. Non-Revolving. This is not a revolving note. Amounts repaid or prepaid may not be re-borrowed.

24. Application of Payments. Payments made hereunder will be applied first to fully pay any outstanding late charges or fees, then to fully pay reasonable documented costs and expenses actually incurred by holder in collecting the Note or in sustaining and/or enforcing any security granted to secure this Note, then to fully pay accrued interest and the remainder will be applied to the outstanding principal balance. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Lender may apply payments in such order of priority as the Lender may choose, in its sole discretion.

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25. Maximum Legal Rate. It is the intent of the Lender and the Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, the Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled, and, if received by the Lender, shall be refunded to the Borrower without interest.

26. Default. Upon the occurrence of any Event of Default, the Entire Note Balance shall, at the option of the Lender, become immediately due and payable without notice or demand. An Event of Default under this Note shall constitute an Event of Default under the Amended and Restated Note, and an Event of Default under the Amended and Restated Note shall constitute an Event of Default under this Note.

27. Delay in Enforcement. The liability of the Borrower or any co-maker, endorser or guarantor under this Note is unconditional and shall not be affected by any extension of time, renewal, waiver or any other modification whatsoever, granted or consented to by the Lender. Any failure by the Lender to exercise any right it may have under this Note is not a waiver of the Lender’s rights to exercise the same or any other right at any other time.

28. Waiver of Protest; Jury Trial Waiver. The Borrower, and any other parties to this Note, whether maker, endorser or guarantor, waive presentment, notice of dishonor and protest. The Borrower (by execution and delivery of this Note) and the holder of this Note (by acceptance of this Note) agree that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by or against the Borrower or the holder of this Note, or any successor or assign of the Borrower or the holder of this Note, on or with respect to this Note or any of the other Loan Documents, or which in any way relates, directly or indirectly, to the obligations of the Borrower to the holder of this Note under this Note or any of the other Loan Documents, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BORROWER AND THE HOLDER OF THIS NOTE EACH HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

29. Notices. Any notice or demand required or permitted by or in connection with this Note shall be given in the manner specified in the Loan Agreement for the giving of notices under the Loan Agreement. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the Borrower shall be considered to be effective upon the receipt thereof by the Borrower regardless of the procedure or method utilized to accomplish delivery thereof to the Borrower.

30. Assignability. This Note may only be assigned by the Lender or by any holder to the extent permitted by the stated terms of the Loan Agreement.

31. Binding Nature. This Note shall inure to the benefit of and be enforceable by the Lender and the Lender’s successors and assigns, and shall be binding and enforceable against the Borrower and the Borrower’s successors and assigns.

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32. Invalidity. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

33. Choice of Law. The laws of the State of California (the “Governing State”) (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation and enforceability of this Note, and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Note or which occurred or were to occur as a direct or indirect result of this Note having been executed.

34. Consent to Jurisdiction; Agreement as to Venue. The Borrower irrevocably consents to the non-exclusive jurisdiction of any state or federal court (if a basis for federal jurisdiction exists) located in the Governing State. The Borrower agrees that venue shall be proper in any state or federal court located in the Governing State and waives any right to object to the maintenance of a suit in any of the state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

35. Interpretation; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout, and defined terms not specifically defined herein shall have the same meaning as provided by the terms of the Loan Agreement. The section headings are for convenience only and are not part of this Note.

36. Actions against Holder. Any action brought by the Borrower against the holder of this Note which is based, directly or indirectly, on this Note or any matter in or related to this Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in the courts of the Governing State. The Borrower agrees that any forum other than the Governing State is an inconvenient forum and that a suit brought by the Borrower against the holder of this Note in a court of any state other than the Governing State should be forthwith dismissed or transferred to a court located in the Governing State by that Court.

37. Other Obligations. To the extent the Entire Note Balance is reduced or paid in full by reason of any payment to the Lender by any accommodation maker, endorser or guarantor, and all or any part of such payment is rescinded, avoided or recovered from the Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy or reorganization of the accommodation maker, endorser or guarantor, the amount of such rescinded, avoided or returned payment shall be added to or, in the event the Note has been previously paid in full, shall revive the principal balance of this Note, upon which interest may be charged at the applicable rate set forth above.

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38. Additional Note. The Borrower acknowledges and agrees that this Note is given in addition to, and not in replacement of or substitution for, (i) that certain Second Amended and Restated Note dated July 2, 2020 in the principal amount of $83,123,291, given by the Borrower in favor of the Lender (the “2018 Amended and Restated Note”), and (ii) that certain Amended and Restated Secured Term Note dated May 11, 2021 in the principal amount of $7,705,279, given by the Borrower in favor of the Lender (the “May 2021 Amended and Restated Note”), and that any and all liens, pledges, assignments and security interests securing the Borrower’s obligations under the 2018 Amended and Restated Note and the May 2021 Amended and Restated Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged and agreed by the Borrower to secure, among other things, all of the Borrower’s obligations to the Lender under this Note in addition to the 2018 Amended and Restated Note and May 2021 Amended and Restated Note and with the same priority, operation and effect as that relating to the obligations under the 2018 Amended and Restated Note and the May 2021 Amended and Restated Note.

20. The Borrower acknowledges and agrees that this Note is given in replacement of and in substitution for, but not in repayment of, that certain note dated September 16, 2020 in the original principal amount of $3,000,000.00, given by the Borrower in favor of the Lender (the “Prior Note”), and that any and all liens, pledges, assignments and security interests securing the Borrower’s obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged and agreed by the Borrower to secure, among other things, all of the Borrower’s obligations to the Lender under this Note with the same priority, operation and effect as that relating to the obligations under the Prior Note. This Note does not extinguish the indebtedness or liabilities outstanding in connection with the Prior Note, nor does it constitute a novation with respect thereto

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Borrower has duly executed this Amended and Restated Senior Secured Term Note as of the date first above written.

BORROWER:

MM CAN USA, INC.,
a California corporation

By:
	Name:	Zeeshan Hyder
	Title:	CFO

6

exhibit C

Amended and Restated Secured Term Note

[See Attached]

C-1

SECOND AMENDED AND RESTATED SECURED TERM NOTE

THIS AMENDED AND RESTATED SECURED TERM NOTE AMENDS AND RESTATES THAT CERTAIN SECURED TERM NOTE DATED MAY 11, 2021.

$8,390,052.51	February 2, 2022

FOR VALUE RECEIVED, the undersigned MM CAN USA, INC., a California corporation having an office at 10115 Jefferson Blvd., Culver City, California 90232 (the “Borrower”), promises to pay to HANKEY CAPITAL, LLC, a California limited liability company (the “Lender”) or its registered assigns, at its offices at 4751 Wilshire Blvd., Suite 110, Los Angeles, California 90010 or at such other place as the Lender may from time to time designate, the principal sum of $8,390,052.51 (which principal sum includes an extension fee in the amount of $75,177.03 and which such principal sum shall be increased by any interest which is (or previously has been) paid-in-kind in accordance with the terms of this Note), plus interest thereon, payable at a rate and in the manner provided in Sections 1 and 2 of this Second Amended and Restated Secured Term Note (this “Note”), together with all taxes assessed upon said sum against the holder hereof, and any costs and expenses, including reasonable attorneys’ fees incurred in the collection of this Note. Said amounts of principal, interest, fees, costs and expenses are collectively referred to in this Note as the “Entire Note Balance.”

This Note is issued pursuant to the terms and conditions of, and is subject to the provisions, and entitled to the benefits of, that certain Senior Secured Commercial Loan Agreement, dated as of October 1, 2018 (as modified by that certain First Modification to Senior Secured Commercial Loan Agreement, dated as of April 8, 2019, that certain Second Modification to Senior Secured Commercial Loan Agreement, dated as of January 13, 2020, that certain Third Modification to Senior Secured Commercial Loan Agreement, dated as of July 2, 2020, that certain Fourth Modification to Senior Secured Commercial Loan Agreement, dated as of September 14, 2020, that certain Fifth Modification to Senior Secured Commercial Loan Agreement, dated as of May 11, 2021, and that certain Sixth Modification to Senior Secured Commercial Loan Agreement, dated as of the date hereof, each by and among the Lender, the Borrower and the other parties named therein, and as may be further modified from time to time, the “Loan Agreement”), which is incorporated herein as if reproduced verbatim and in its entirety. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Loan Agreement.

1. Interest Rate. The Borrower agrees to pay principal and all interest which accrues on the unpaid balance of this Note from the date the proceeds of this Note are disbursed until such time as the obligations evidenced hereunder have been paid in full. This Note shall mature on August 1, 2022, provided that in the event any Modification Milestone is not satisfied on or prior to March 14, 2022, this Note shall mature on March 16, 2022 (the “Maturity Date”). Commencing on October 30, 2020 until the Maturity Date, the outstanding principal balance of this Note shall bear interest at the fixed rate of eighteen percent (18.0%) per annum, of which (x) twelve percent (12.0%) shall be payable monthly in cash based on the outstanding principal, and (y) the remaining six percent (6.0%) shall accrue monthly to the outstanding principal as payment-in-kind. After the Maturity Date, the outstanding principal balance of this Note shall continue to bear interest at the fixed rate of eighteen percent (18%) per annum, of which (x) twelve percent (12%) shall be payable monthly in cash based on the outstanding principal, and (y) the remaining six percent (6%) shall accrue monthly to the outstanding principal as payment-in-kind, plus an additional five percent (5.0%) per annum in excess of such rate, such additional interest to be paid in cash and compounding monthly. In the event of the occurrence of an Event of Default, the applicable interest rate shall be increased by five percent (5.0%) per annum, such increased interest to be paid in cash and compounding monthly. Interest shall be calculated on the basis of a 360-day year counting the actual number of days elapsed. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

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2. Payments. Except as set forth in Section 1, the Borrower shall pay all accrued and unpaid interest payable in cash, in amounts that may vary, monthly, on the first (1st) day of each calendar month, or as otherwise invoiced by the Lender, until such time as the obligations evidenced hereunder have been paid in full. Whenever any cash payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day. All payments called for in this Note shall be made in lawful money of the United States of America. If made by check, draft or other payment instrument, such check, draft or other payment instrument shall represent immediately available funds. In the holder’s discretion, any payment made by a check, draft or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder.

3. Prepayment. The Borrower may prepay this Note in whole or in part at any time upon fifteen (15) days’ prior written notice to the Lender; provided that no such prepayment may be made in the event any principal, interest, fees, costs and expenses are then due under the 2018 Amended and Restated Note (as defined below). Any partial prepayment shall be applied in the order of priority set forth in Section 5 hereof and then against the principal amount outstanding in the inverse order of maturity, and shall not postpone the due date of any subsequent monthly payments of interest, unless the Lender shall otherwise agree in writing.

4. Non-Revolving. This is not a revolving note. Amounts repaid or prepaid may not be re-borrowed.

5. Application of Payments. Payments made hereunder will be applied first to fully pay any outstanding late charges or fees, then to fully pay reasonable documented costs and expenses actually incurred by holder in collecting the Note or in sustaining and/or enforcing any security granted to secure this Note, then to fully pay accrued interest and the remainder will be applied to the outstanding principal balance. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Lender may apply payments in such order of priority as the Lender may choose, in its sole discretion.

6. Maximum Legal Rate. It is the intent of the Lender and the Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, the Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled, and, if received by the Lender, shall be refunded to the Borrower without interest.

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7. Default. Upon the occurrence of any Event of Default, the Entire Note Balance shall, at the option of the Lender, become immediately due and payable without notice or demand. An Event of Default under this Note shall constitute an Event of Default under the 2018 Amended and Restated Note, and an Event of Default under the 2018 Amended and Restated Note shall constitute an Event of Default under this Note.

8. Delay in Enforcement. The liability of the Borrower or any co-maker, endorser or guarantor under this Note is unconditional and shall not be affected by any extension of time, renewal, waiver or any other modification whatsoever, granted or consented to by the Lender. Any failure by the Lender to exercise any right it may have under this Note is not a waiver of the Lender’s rights to exercise the same or any other right at any other time.

9. Waiver of Protest; Jury Trial Waiver. The Borrower, and any other parties to this Note, whether maker, endorser or guarantor, waive presentment, notice of dishonor and protest. The Borrower (by execution and delivery of this Note) and the holder of this Note (by acceptance of this Note) agree that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by or against the Borrower or the holder of this Note, or any successor or assign of the Borrower or the holder of this Note, on or with respect to this Note or any of the other Loan Documents, or which in any way relates, directly or indirectly, to the obligations of the Borrower to the holder of this Note under this Note or any of the other Loan Documents, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BORROWER AND THE HOLDER OF THIS NOTE EACH HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

10. Notices. Any notice or demand required or permitted by or in connection with this Note shall be given in the manner specified in the Loan Agreement for the giving of notices under the Loan Agreement. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the Borrower shall be considered to be effective upon the receipt thereof by the Borrower regardless of the procedure or method utilized to accomplish delivery thereof to the Borrower.

11. Assignability. This Note may only be assigned by the Lender or by any holder to the extent permitted by the stated terms of the Loan Agreement.

12. Binding Nature. This Note shall inure to the benefit of and be enforceable by the Lender and the Lender’s successors and assigns, and shall be binding and enforceable against the Borrower and the Borrower’s successors and assigns.

13. Invalidity. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

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14. Choice of Law. The laws of the State of California (the “Governing State”) (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation and enforceability of this Note, and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Note or which occurred or were to occur as a direct or indirect result of this Note having been executed.

15. Consent to Jurisdiction; Agreement as to Venue. The Borrower irrevocably consents to the non-exclusive jurisdiction of any state or federal court (if a basis for federal jurisdiction exists) located in the Governing State. The Borrower agrees that venue shall be proper in any state or federal court located in the Governing State and waives any right to object to the maintenance of a suit in any of the state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

16. Interpretation; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout, and defined terms not specifically defined herein shall have the same meaning as provided by the terms of the Loan Agreement. The section headings are for convenience only and are not part of this Note.

17. Actions against Holder. Any action brought by the Borrower against the holder of this Note which is based, directly or indirectly, on this Note or any matter in or related to this Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in the courts of the Governing State. The Borrower agrees that any forum other than the Governing State is an inconvenient forum and that a suit brought by the Borrower against the holder of this Note in a court of any state other than the Governing State should be forthwith dismissed or transferred to a court located in the Governing State by that Court.

18. Other Obligations. To the extent the Entire Note Balance is reduced or paid in full by reason of any payment to the Lender by any accommodation maker, endorser or guarantor, and all or any part of such payment is rescinded, avoided or recovered from the Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy or reorganization of the accommodation maker, endorser or guarantor, the amount of such rescinded, avoided or returned payment shall be added to or, in the event the Note has been previously paid in full, shall revive the principal balance of this Note, upon which interest may be charged at the applicable rate set forth above.

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19. Additional Note. The Borrower acknowledges and agrees that this Note is given in addition to, and not in replacement of or substitution for, (i) that certain Second Amended and Restated Note dated July 2, 2020 in the principal amount of $83,123,291, given by the Borrower in favor of the Lender (the “2018 Amended and Restated Note”), and (ii) that certain Secured Term Note dated September 16, 2020 in the principal amount of $3,000,000, given by the Borrower in favor of the Lender (the “September 2020 Note”), and that any and all liens, pledges, assignments and security interests securing the Borrower’s obligations under the 2018 Amended and Restated Note and the September 2020 Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged and agreed by the Borrower to secure, among other things, all of the Borrower’s obligations to the Lender under this Note in addition to the 2018 Amended and Restated Note and the September 2020 Note and with the same priority, operation and effect as that relating to the obligations under the 2018 Amended and Restated Note and the September 2020 Note.

20. Amended and Restated Note. The Borrower acknowledges and agrees that this Note is given in replacement of and in substitution for, but not in repayment of, that certain note dated May 11, 2021 in the original principal amount of $7,705,279.00, given by the Borrower in favor of the Lender (the “Prior Note”), and that any and all liens, pledges, assignments and security interests securing the Borrower’s obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged and agreed by the Borrower to secure, among other things, all of the Borrower’s obligations to the Lender under this Note with the same priority, operation and effect as that relating to the obligations under the Prior Note. This Note does not extinguish the indebtedness or liabilities outstanding in connection with the Prior Note, nor does it constitute a novation with respect thereto.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Borrower has duly executed this Second Amended and Restated Secured Term Note as of the date first above written.

BORROWER:

MM CAN USA, INC.,
a California corporation

By:
	Name:	Zeeshan Hyder
	Title:	CFO

6

exhibit D

Form of Superhero Side Letter

[See Attached]

D-1

Execution Version

SUPERHERO ACQUISITION L.P.

210 SHIELDS COURT

MARKHAM, ONTARIO L3R 8V2

CANADA

CONFIDENTIAL

February __, 2022

Hankey Capital, LLC
4751 Wilshire Blvd.

Suite 110

Los Angeles, California 90010

Re: MM Can USA, Inc.

Ladies and Gentlemen:

1. Reference is made to that certain Senior Secured Commercial Loan Agreement dated as of October 1, 2018, as amended by that certain First Modification to Senior Secured Commercial Loan Agreement dated April 8, 2019, by that certain Second Modification to Senior Secured Commercial Loan Agreement dated January 13, 2020, by that certain Third Modification to Senior Secured Commercial Loan Agreement dated July 2, 2020, by that certain Fourth Modification to Senior Secured Commercial Loan Agreement dated September 14, 2020, and by that certain Fifth Modification to Senior Secured Commercial Loan Agreement dated May 11, 2021 (as so amended, and as amended from time to time hereafter, the “Hankey Loan Agreement” and the loans provided thereunder, the “Hankey Loans”), each by and between Hankey Capital, LLC (“Hankey” or “you”) and MM Can USA, Inc., a California corporation (the “Company”).

2. Superhero Acquisition L.P. (“Superhero”, “us” or “we”) is providing you with this letter agreement (this “Letter Agreement”) in order to summarize the material terms and conditions that form the basis of our willingness to agree to acquire the Residual Loan (as defined below and the agreement to acquire such Residual Loan referred to herein as the “Transaction”). “Residual Loan” means that portion, if any, of the principal amount of the Hankey Loans plus all accrued and unpaid interest (including any interest that is payable-in-kind) thereon that remains outstanding after you liquidate fully and in good faith the Collateral (as defined in the Hankey Loan Agreement) as a result of an Event of Default (as defined in the Hankey Loan Agreement) under, and in accordance with, the Hankey Loan Agreement. The parties hereto will work in good faith to draft, negotiate and execute the applicable definitive documents relating to the Transaction (the “Definitive Documents”) on or before March 1, 2022.

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3. The execution and delivery by Superhero of the Definitive Documents, will be subject to the prior or contemporaneous satisfaction of the following conditions precedent:

a.	Amendments to the Hankey Loan Agreement to address the requirements of any regulatory authorities substantially in the form of and substance to those amendments addressing regulatory requirements that Superhero and the Company agreed to in connection with that certain Fourth Amended and Restated Securities Purchase Agreement, dated as of August 17, 2021, and otherwise satisfactory to Superhero and Tilray Brands, Inc. (“Tilray”), and, solely to the extent any amendments are to become effective prior to Superhero’s acquisition of the Residual Loan, Hankey;

b.	Receipt of applicable approvals from the Toronto Stock Exchange and NASDAQ satisfactory to Superhero and Tilray;

c.	Receipt of all consents and approvals by Superhero and Tilray required by any regulatory authorities (if any) or pursuant to any contractual commitments of Superhero or Tilray; and

d.	Hankey, on behalf of itself and of each of its affiliates, shall covenant and agree for the benefit of Superhero, that none of Hankey or any of its affiliates shall use, or permit the use of, any of the proceeds received in connection with the sale of the Hankey Loans to Superhero, either directly or indirectly, funding the business of the Company or its subsidiaries if the business of any party is not being conducted in compliance with applicable law, including the Controlled Substances Act (21 U.S.C. § 801 et seq.).

4. This Letter Agreement represents settlement discussions and is subject to FRE 408 and other applicable rules of evidence.

5. The terms and existence of this Letter Agreement are confidential to Superhero and may not be disclosed by Hankey except as may be approved in writing in advance by Superhero.

6. This Letter Agreement is for discussion purposes only, is non-binding other than Sections 4, 5, 7 and 8, which shall be binding upon the parties, is intended as an outline only of certain material terms of the proposed transactions described herein, and does not represent a commitment by Superhero to acquire the Hankey Loans, any such commitment to be set forth and evidenced only in the Definitive Documents. This Letter Agreement is not intended to be a comprehensive list of all relevant terms and conditions of the Transaction, and any and all final terms will be included in Definitive Documents based on this Letter Agreement and executed by the applicable parties. The regulatory, tax, accounting, and other legal and financial matters and effects related to the Transaction have not been fully evaluated, and any such evaluation may affect the terms and structure of any Transaction.

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7. This Letter Agreement and the Definitive Documents shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

8. This Letter Agreement may be executed in multiple counterparts, which, taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Letter Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Remainder of this page intentionally left blank]

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exhibit E

Form of Canadian Law Opinion

(a)	The offering, issue and sale of the Specified Shares by the Guarantor to the Lender in the Specified Issuance is exempt from the prospectus requirements of the Securities Laws and no filing, proceeding, approval, consent or authorization of any regulatory authority is required to be made, taken or obtained pursuant to the Securities Laws to permit such offering, issuance, sale and delivery by the Guarantor of the Specified Shares to the Lender. The Guarantor is required to file a duly completed Form 72-503F with the Ontario Securities Commission within 10 days after the issuance of the Specified Shares.

(b)	Provided that such trade is not a “control distribution” (as defined in Section 1.1 of National Instrument 45-102 – Resale of Securities), the first trade in the Specified Shares by the Lender is not subject to the prospectus requirements of the Securities Laws, and no prospectus is required nor are any other documents required to be filed, proceedings taken, or approvals, permits, consents, orders or authorizations of regulatory authorities obtained under the Securities Laws to permit such trade through registrants registered under the Securities Laws who comply with such applicable laws or in circumstances in which there is an exemption from the registration requirements of the Securities Laws.

provided that for the purposes of this opinion, the term “Securities Laws” shall mean the Securities Act (Ontario), together with the regulations and rules made thereunder; provided further that such opinion may not be subject to any material assumptions or qualifications other than the following:

For the purpose of such opinions, counsel may assume that:

(a)	the representations of the Guarantor contained in Section (24) of this Agreement are true, correct and accurate in all respects (which representations, warranties, acknowledgements and certifications may be relied upon without independent investigation),

(b)	the Lender is not resident in any jurisdiction of Canada,

(c)	the representations, warranties, acknowledgements and certifications of the Lender contained in Section (8) of this Agreement are true, correct and accurate in all respects (which representations, warranties, acknowledgements and certifications may be relied upon without independent investigation),

(d)	the Guarantor is not required to be registered as a dealer under the Securities Laws,

E-1

(e)	no person has engaged in any activities in connection with the issue and sale of the Specified Shares that would give rise to the obligation to register as a dealer under the Securities Laws,

(f)	the Guarantor has materially complied with the disclosure requirements applicable to the distribution of the Specified Shares under the securities law of the United States, or the distribution is exempt from such requirements,

(g)	at all material times, no order of a competent regulatory authority will have been issued to cease the trade or distribution of any of the Specified Shares or any other securities of the Guarantor or that affects any person who engages in such a trade and no court judgment, order, decree, injunction, decision or ruling will be in effect which prevents the trade or distribution of any of the Specified Shares or other securities of the Guarantor or that affects any person who engages in such a trade.

E-2